Exhibit 99.2

Remarks of Bernard P. Aldrich
Rimage Corporation 1st Quarter/FYE 2005 Conference Call
April 20, 2005

•	Good afternoon and thanks for taking the time to participate in our first quarter earnings conference call.

•	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results in some detail.

•	Also here are Dave Suden, our chief technology officer, and Manny Almeida, our executive vice president.

•	We will all be available for your questions following our introductory remarks.

•	In keeping with Regulation FD, which prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance in our first quarter release.

•	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	Turning now to the subject of this conference call, we started 2005 on a strong footing by reporting record first quarter operating results.

•	Revenues of $20.9 million were up 45%, while earnings rose 47% to $2.7 million or $0.27 per diluted share.

•	These results were well above our previously issued guidance for this period, which called for earnings of $.21 to $.23 per diluted share on sales of $18 to $19 million.

•	Clearly, the strong momentum that we generated last year carried forward into the first quarter of 2005.

•	Our first quarter results were paced by stronger than anticipated sales into our targeted markets.

•	We believe this performance reflects the continued positive impact of our growth strategy, which is focusing on developing market-driven products, strengthening our sales and marketing organization and capitalizing on opportunities for selling consumable supplies.

•	First quarter sales into the digital photography market were particularly strong.

•	A major national retailer deployed our CD/DVD publishing systems as the digital output solution at approximately 300 more of its one-hour photo-finishing labs.

•	This national rollout is expected to continue in 2005, but it is important to understand that the pace of this deployment likely will proceed at an uneven pace, meaning that we probably will not receive large orders for this project each and every quarter.

•	During the first quarter, we also benefited from strong sales into the medical market, where CT, MRI, PACS and other medical imaging modalities are being retrofitted with our DiscLab digital output systems.

•	We also are starting to receive orders from OEMs of medical imaging equipment, who are selling systems that already incorporate our publishers.

•	In addition, we continued making solid progress at penetrating the business office market with our Desktop product line.

•	This growth reflects the effectiveness of the mass-market distribution channel that we are developing for this product family.

•	As previously announced, Tech Data and Wynit, two of the nation’s largest distributors of IT products, are now carrying our Desktop line in their catalogs.

•	As another step forward in our Desktop strategy, we expect to launch the Rimage 360i in May.

•	This system will provide users with the lowest lifetime cost of ownership in the CD/DVD desktop publishing industry based on printed cost per disc.

•	The 360i features Rimage-developed, wizard-based software, making operation intuitive and easy for untrained users.

•	Capable of publishing both CDs and DVDs, the Rimage 360i also incorporates HP’s most advanced thermal inkjet printer engine, resulting in vivid color, sharply-defined text and photo-realistic images at an economical cost.

•	And as a true plug-and-play unit, the Rimage 360i is easy to setup and install.

•	For all these reasons, we believe the Rimage 360i is an ideal solution for many lower volume market applications.

•	Our targeted, emerging markets are also generating growing demand for consumable supplies.

•	Sales of consumables, which constitute a stream of recurring revenues, accounted for over one-third of our first quarter sales.

•	Sales are being spurred by our media kit offering, which contains blank discs and replacement ribbons and cartridges.

•	This single package of discs, ribbons and cartridges makes it very convenient for customers to order their consumables.

•	Moreover, the CD and DVD discs in these kits are manufactured to our specifications, enabling customers to optimize the performance of their publisher and disc label printer.

•	Implementing the growth strategy that is generating our strong results has involved substantial investments in R&D and sales and marketing and product support.

•	We believe spending in these expense categories will remain at relatively high levels as we continue to unfold our business model.

•	However, we believe our ability to remain strongly profitable while rolling out our growth initiatives is ample testimony to the fundamental strength of this organization.

•	Looking ahead, we believe the second quarter of 2005 should be another strong period for Rimage.

•	As we stated in this afternoon’s release, we are forecasting earnings of $.20 to $.25 per share on revenues of $19 to $21 million for the second quarter ending June 30.

•	This guidance reflects something I discussed earlier: namely, the uneven rate of deployment of our equipment in the photo market.

•	At this time, we are not anticipating a significant new order from our major retail customer for shipment in the second quarter.

•	Our guidance also takes into account increased product support expenses related to the May roll-out of the Rimage 360i.

•	In conclusion, I would simply like to say that we believe we are making strong progress with our business and that we feel very good about Rimage’s future.

•	Thank you. Now, Rob Wolf will review our first quarter results in some detail.

Remarks of Robert M. Wolf
Rimage Corporation 1st Quarter/FYE 2005 Conference Call
April 20, 2005

•	Thanks, Bernie

•	Since our top line growth has already been covered in some detail, I will only highlight a few points about our first quarter sales.

•	Reflecting the impact of our consumables strategy, recurring revenues increased 43% in the first quarter of 2005 and accounted for 35% of sales, compared to 36% in the first quarter of 2004.

•	International sales increased 23% in this year’s first quarter and accounted for 37% of total sales, compared to 43% in the year-earlier quarter.

•	The European market continued to generate the majority of our international sales for this period, but sales in Asia and Latin America posted strong growth, reflecting intensified sales efforts in these regions.

•	Currency effects increased worldwide sales by 2% in the first quarter of 2005.

•	Rimage’s gross margin declined to 46% in the first quarter, from 49% in the year-earlier period, due primarily to increased cost of sales resulting from increased raw materials cost and increased manufacturing and service labor and overhead in preparation for our upcoming Rimage 360i product release.

•	However, it should be mentioned that our 49% margin in the first quarter of 2004 was unusually high, and our current margin of 46% is closer to our historic norm.

•	For this reason, our margin performance in the current quarter was encouraging and consistent with previous discussions of margins for 2005.

•	Moving down the P&L, first quarter R&D expense of $1.3 million was up 14% from $1.1 million in last year’s first quarter.

•	However, due to the impact of strongly higher sales, first quarter R&D expense declined to 6% of sales, from 8% in the year-earlier period.

•	So even at today’s increased levels, R&D spending remains very consistent with our historic norms as a sales percentage.

•	Selling, general and administrative expense came to $4.4 million in the first quarter, up 36% from $3.2 million in last year’s first quarter.

•	The growth in SG&A expense reflects the continued expansion of our sales and marketing organization, as well as programs aimed at supporting the second quarter launch of the Rimage 360i.

•	In addition, it is important to understand that total SG&A was inflated by Sarbanes-Oxley compliance costs, which amounted to approximately $230,000.

•	As a percentage of sales, SG&A expense declined to 21% in this year’s first quarter, from 22% in the first quarter of 2004.

•	Despite the increase in absolute dollars, SG&A expense also remains in line with our historic sales percentage norms.

•	Operating income totaled $4 million in the first quarter, up 45% from $2.7 million in the year-earlier period.

•	On a year-over-year basis, our operating margin was unchanged at 19%.

•	As sales continue to increase in response to our growth strategies and as operating expenses begin to plateau, we believe that our operating margins should improve.

•	Our effective tax rate was 35.5% in the first quarter, unchanged from our full year 2004 effective tax rate.

•	We believe our effective tax rate will be in the range of 35% to 36% for the full year.

•	Turning now to our balance sheet, cash and investments totaled $52.4 million at March 31, 2005, virtually unchanged from the level at the end of 2004.
Our cash balances were affected by a higher level of accounts receivable, reflecting our strong sales growth, particularly in March.

•	We fully expect to collect these March receivables according to our normal payment cycle.

•	Quarter-ending cash also was affected by investments in property, plant and equipment aimed at facilitating future growth.

•	Despite our strong sales growth, inventories declined by nearly $300,000 year-over-year due to improved inventory management.

•	Going forward, we believe operating cash flows will remain strong, reflecting our low capital requirements and strong margins.

•	Finally, shareholders’ equity rose to $65.7 million at the end of the first quarter, from $62.7 million at the end of 2004.

•	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.